UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 8, 2012

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS		75240
(Address of Principal Executive Offices)		(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the company’s 2012 annual meeting of shareholders on February 8, 2012, of the 90,218,531 shares outstanding and entitled to vote, 80,948,034 shares were represented, constituting an 89.7% quorum. The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

Proposal No. 1: All of the board’s nominees for director were elected by our shareholders to serve until the company’s 2013 annual meeting of shareholders or until their respective successors are elected and qualified, with the vote totals as set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Kim R. Cocklin	62,064,152	807,686	164,612	17,911,584
Richard W. Douglas	62,452,990	402,547	180,913	17,911,584
Ruben E. Esquivel	62,402,711	463,075	170,664	17,911,584
Richard K. Gordon	62,272,180	581,706	182,564	17,911,584
Thomas C. Meredith	62,221,662	630,336	184,452	17,911,584
Nancy K. Quinn	62,486,098	381,959	168,393	17,911,584
Stephen R. Springer	61,236,870	1,619,540	180,040	17,911,584
Richard Ware II	61,964,119	889,579	182,752	17,911,584

Proposal No. 2: The appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for fiscal 2012 was ratified by our shareholders, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
80,108,280	684,266	155,488	-0-

Proposal No. 3: Our shareholders approved, on an advisory (non-binding) basis, the compensation of our named executive officers for fiscal 2011, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
61,630,456	926,516	479,478	17,911,584

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION (Registrant)

DATE: February 10, 2012	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel

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